Exhibit 16.1

April 19, 2007

Securities and Exchange Commission
Washington, D.C. 20549

Dear Sirs/Madams:

We were previously the independent registered public accounting firm for Pacific Coast National Bancorp.

We have read the Company’s statements included in Item 4.01 of its Form 8-K dated April 16, 2007, and are in agreement with the statements contained therein as they relate to Vavrinek, Trine, Day & Co., LLP.

Sincerely,

/s/ David L. Dayton

David L. Dayton, Partner for Vavrinek, Trine, Day & Co., LLP

DLD:jm